Registration No. _________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       WEST PHARMACEUTICAL SERVICES, INC.
               (Exact name of issuer as specified in its charter)


Pennsylvania                                      3-12 10010
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

101 Gordon Drive
Lionville, Pennsylvania                                               19341
(Address of Principal Executive Offices)                         (Zip Code)

                         DISCOUNTED STOCK PURCHASE PLAN,
                             AS AMENDED AND RESTATED
                            (Full title of the plan)

                           John R. Gailey III, Esquire
                  Vice President, General Counsel and Secretary
                       West Pharmaceutical Services, Inc.
                                101 Gordon Drive
                          Lionville, Pennsylvania 19341
                     (Name and address of agent for service)

                                 (610) 594-3319
          (Telephone number, including area code of agent for service)

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                                                 CALCULATION OF REGISTRATION FEE

=========================================================================================================================

      Title of securities          Amount to be              Proposed                 Proposed              Amount of
       to be registered             Registered           maximum offering             maximum            registration fee
                                                       price per share (1)       aggregate offering
                                                                                     price (1)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, Par value              60,000
$.25 per share                       Shares                  $28.865                $1,731,900                $165
=========================================================================================================================
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(1)  Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of $28.865 per share, the average of the high and low prices of the
     Company's Common Stock as reported in the consolidated reporting system of the New York Stock Exchange on May 3, 2002.


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INCORPORATION OF PREVIOUSLY FILED REGISTRATION STATEMENT BY REFERENCE

The shares of the common stock, par value, $.25 per share, ("Common Stock") of West Pharmaceutical Services, Inc. (the "Company") being registered hereby will be offered and sold pursuant to the terms of the Company's Discounted Stock Purchase Plan, as Amended and Restated (the "Plan"). A Registration Statement on Form S-8 (No. 33-32580) has been filed with the Commission and is currently effective.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference in this registration statement:

(a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001 (Commission File No. 1-8036).

(b) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on October 17, 1980 (Commission File No. 1-8036).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 8. EXHIBITS.

The following exhibits are filed herewith:

Exhibit No.                                 Description
-----------                                 -----------

     5 Opinion of General Counsel regarding legality of securities being registered.

    23(a)                     Consent of PricewaterhouseCoopers LLP

    23(b)                     Consent of General Counsel
                              (contained in opinion filed as Exhibit 5)

    24                        Powers of Attorney


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Lionville, Commonwealth of Pennsylvania, on the 2nd day of May, 2002.

                                           WEST PHARMACEUTICAL SERVICES, INC.



                                           By: /s/J. R. Gailey
                                                John R. Gailey III
                                                Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

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         SIGNATURE                                 TITLE                                      DATE
         ---------                                 -----                                      ----

/s/Donald E. Morel, Jr.              President and Chief Executive Officer                 May 2, 2002
Donald E. Morel, Jr.                 (Principal Executive Officer)

/s/L. R. Altemus                     Vice President and Chief Financial Officer            May 2, 2002
Linda R. Altemus                     (Principal Financial Officer)

/s/Joseph E. Abbott                  Vice President and Controller                         May 2, 2002
Joseph E. Abbott                     (Principal Accounting Officer)

/s/Donald E. Morel, Jr.              Director                                              May 2, 2002
Donald E. Morel, Jr.

/s/William G. Little                 Director                                              May 2, 2002
William G. Little
                                                                               ----
/s/ Tenley E. Albright*              Director                                      |

/s/ John W. Conway*                  Director                                      |

/s/ George W. Ebright*               Director                                      |

/s/ L. Robert Johnson*               Director                                      |   By: /s/J. R. Gailey
                                                                                           John R. Gailey III
/s/ William H. Longfield*            Director                                      |       Attorney-in-Fact
                                                                                           May 2, 2002
/s/ John P. Neafsey*                 Director                                      |

/s/ Anthony Welters*                 Director                                   ---

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*Powers of attorney authorizing John R. Gailey III to execute this Registration
Statement, and amendments thereto, for each of the directors of Registrant on whose behalf this Registration Statement is filed, have been executed and filed in Exhibit 24 to this Registration Statement.


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                                  EXHIBIT INDEX



Exhibit No.                                 Description
-----------                                 -----------

     5                        Opinion of General Counsel

    23(a)                     Consent of PricewaterhouseCoopers LLP

    23(b)                     Consent of Corporate Counsel
                              (contained in opinion filed as Exhibit 5)

    24                        Powers of Attorney



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